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Exhibit 3.25.1

PLATEAU MINING CORPORATION

BY-LAWS
As amended and restated December 11, 2001

ARTICLE I
STOCKHOLDERS

Section 1.

        The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the Second Thursday in December at 8:00 a.m. at the principal office of the Corporation, or at such other day, time, and place as may be designated by the Board from time to time. The day, time, and place of such annual meeting shall be specified in the notice of annual meeting.

Section 2.

        Special meetings of the stockholders may be held on call of the Board of Directors or of the Executive Committee or of the President or of the stockholders owning fifty percent (50%) of the outstanding shares of the Corporation entitled to vote at such meeting at such time and at such place within or without the State of Delaware as may be fixed by the Board of Directors or by the Executive Committee or by the President or by the stockholders who own 50% of the outstanding shares of the Corporation entitled to vote, as the case may be, and as may be stated in the notice setting forth such call.

Section 3.

        Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 4.

        Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days previous thereto to each stockholder of record entitled to vote who shall have furnished a written address to the Secretary of the Corporation for this purpose. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.

Section 5.

        The holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum at all meetings of the stockholders. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 6.

        Meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice President, or if no such officer is present, or being present, declines to act as Chairman of the meeting, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of the meeting, or if neither the Secretary nor an Assistant Secretary is present, or, being present, declines to act as Secretary of the meeting, then the secretary chosen at the meeting shall act as such.

Section 7.

        Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time; but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 8.

        At all elections of Directors by the stockholders the voting may be by viva voce, and a majority of the votes cast thereat shall elect.

Section 9.

        The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty days, nor less than ten days, preceding the date of any meeting of stockholders or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding sixty days, nor less than ten days, preceding the date of any meeting of stockholders as a record date for the designation of the stockholders entitled to notice of, and to vote at, any such meeting, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE II.
DIRECTORS

Section 1.

        The Board of Directors of the Corporation shall consist of one or more members, the exact number to be determined from time to time by the Board or by the stockholders. Directors shall hold office until the annual meeting of stockholders next ensuing after their election or until their respective successors are duly elected and shall have qualified. Directors need not be stockholders. A majority of the Directors shall constitute a quorum for the transaction of business.

Section 2.

        Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation or otherwise, it shall be filled by the remaining Directors at any meeting and the person so chosen shall hold office for the unexpired term of the Director whom he shall have succeeded, or in the case of any increase in the number of Directors, the person so chosen shall hold office until his successor is duly elected and shall have qualified.

Section 3.

        Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such time as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Executive Committee or the President or two-thirds of the Directors then in office by oral, facsimile transmission, or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Meetings, either regular or special, may be held at any time without notice if all of the Directors are present or if those not present waive notice of the meeting, in writing.

Section 4.

        Notwithstanding anything to the contrary contained in the By-Laws of the Corporation, any one or more or all of the directors may be removed either with or without cause at any time by the affirmative vote of a majority of the issued and outstanding shares of stock of the Corporation at any special meeting which may be called by the holder or holders of a majority of the outstanding shares entitled to vote for the election of Directors, at such time and at such place within or without the State of Delaware as may be fixed by the said stockholders and thereupon the term of each Director or Directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, which vacancy or vacancies shall be filled by the election of a new Director or Directors at the same special meeting, which new Director or Directors shall serve until his successor or their successors shall be elected and shall qualify.

Section 5.

        Each Director and officer, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by, or imposed upon him in connection with, or arising out of, any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director or officer of the Corporation, such expenses to include the cost of reasonable settlements (other than amounts paid to the Corporation itself) made with a view to curtailment of costs of litigation. The Corporation shall not, however, indemnify such Director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such Director or officer, and in no event shall anything herein contained be so construed as to authorize the Corporation to indemnify any such Director or officer against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or officer may be entitled as a matter of law.

Section 6.

        Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III.
OFFICERS

Section 1.

        The Board of Directors, as soon as possible after the election thereof held in each year, shall choose a President of the Corporation, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors or the Executive Committee may from time to time appoint such additional Vice Presidents, such Assistant Secretaries, Assistant Treasurers and such other officers as it may deem proper and may fill vacancies in any offices. The offices of Secretary and Treasurer may be held by the same person, and a Vice President may also be either the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 2.

        The term of office of all officers shall be one year, or until their respective successors are chosen, but any officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors in office.

Section 3.

        The officers of the Corporation shall each have such powers and duties as generally pertain to their respective positions, as well as such power and duties as from time to time may be conferred by the Board of Directors or by the Executive Committee. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties in such form and with such surety or sureties as the Board may from time to time prescribe.

ARTICLE IV.
CERTIFICATES OF STOCK

Section 1.

        The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the Corporation shall be transferred on the Books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 2.

        The certificates of stock shall be signed by the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer, and countersigned and registered in such manner, if any, as the Board of Directors or the Executive Committee may by resolution prescribe.

ARTICLE V.
CHECKS, NOTES, ETC.

        All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors or the Executive Committee.

ARTICLE VI.
AMENDMENTS

        Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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Exhibit 3.25.1